The Information in this preliminary supplement to official statement and prospectus is not complete and may be changed. This preliminary supplement to official statement and prospectus and the accompanying official statement and prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY SUPPLEMENT TO OFFICIAL STATEMENT AND PROSPECTUS DATED
AUGUST 12, 1998
SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1998  NOT A NEW ISSUE

      Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority
     Adjustable Rate Industrial Revenue Bonds, 1983 Series B
                   (Intel Corporation Project)

  Price:  100% of Principal Amount and Accrued Interest, If Any

                                $

Originally Issued: December 21, 1983       Due:  December 1, 2013
                         ---------------

     The offered securities are a portion of the $30,000,000 principal amount of the Puerto Rico Industrial, Tourist,
Educational, Medical and Environmental Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds, 1983 Series B issued on December 21, 1983. Intel is electing to remarket rather than redeem those Series B Bonds tendered for redemption by certain holders under the trust agreement relating
to  the  Series B Bonds.   Holders of  $                principal
amount  of  the Series B Bonds elected to redeem their  Series  B
Bonds.

     The  Underwriter is offering and selling the tendered Series
B Bonds in minimum principal amounts of $100,000.

     The Series B Bonds are payable solely from loan payments made to the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority under a loan agreement between the Authority and

                    INTEL CORPORATION [Logo]

     The Series B Bonds are not indebtedness of the Commonwealth of Puerto Rico or any of its political subdivisions, and neither the Commonwealth of Puerto Rico nor any of such political subdivisions is liable for payment of principal or interest on the Series B Bonds.

     Certain Terms of the Series B Bonds

     O Principal is payable at the corporate trust office of Bankers Trust Company, as Trustee, in New York, New
          York.

     O    Interest:

          O    Paid  on  June  1 and December 1 of each  year  by
               check of the Trustee.
          O Interest rate of 3.90% per year from December 1, 1998 to and including November 30, 2003.
          O Interest rate for each of the two five-year periods starting December 1, 2003 and December 1, 2008 to be adjusted as described in the accompanying Official Statement and Prospectus.
     O Redeemable at the holder's option on December 1, 2003 and December 1, 2008 at 100% of their principal amount plus interest accrued to such December 1.

     O Subject to optional and mandatory redemption by Intel in certain circumstances.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this preliminary supplement to official statement and prospectus or the accompanying official statement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               Underwriting     Proceeds to
             Price to         Discounts and     Company
              Public           Commissions
Per Unit                %                     %         -
Total     $                $                            -

NationsBanc Montgomery Securities LLC, as the Underwriter, has agreed to purchase and remarket the Remarketed Series B Bonds on a firm commitment basis, subject to satisfaction of certain conditions. The Underwriter expects to deliver the Remarketed Series B Bonds on December 1, 1998.

              NationsBanc Montgomery Securities LLC

                        November   , 1998

                        TABLE OF CONTENTS


   Preliminary Supplement to     Official Statement and
    Official Statement and       Prospectus
          Prospectus
                          Page                             Page

RECENT DEVELOPMENTS        S-3   AVAILABLE INFORMATION        2
THE SERIES B BONDS         S-3   INCORPORATION OF CERTAIN
USE OF PROCEEDS            S-3      DOCUMENTS BY REFERENCE    2
UNDERWRITING               S-3   INTRODUCTORY STATEMENT       3
LEGAL MATTERS              S-4   THE COMPANY                  4
EXPERTS                    S-4   RATIO OF EARNINGS TO FIXED
                                 CHARGES                      5
                                 USE OF PROCEEDS              5
                                 THE AUTHORITY                6
                                 THE BONDS                    8
                                 THE LOAN AGREEMENTS         15
                                 THE TRUST AGREEMENTS        17
                                 TAX MATTERS                 19
                                 LEGAL INVESTMENT            20
                                 PLAN OF REMARKETING         20
                                 LEGAL MATTERS               21
                                 EXPERTS                     21




You should rely only on the information contained or incorporated by reference in this Preliminary Supplement to Official Statement and Prospectus or in the Official Statement and Prospectus. We have not authorized anyone to provide you with information different from that contained in this Preliminary Supplement to Official Statement and Prospectus or in the Official Statement and Prospectus. We are offering to sell Series B Bonds and seeking offers to buy Series B Bonds only in jurisdictions where offers and sales are permitted. The information contained in this Preliminary Supplement to Official Statement and Prospectus or the Official Statement and Prospectus is accurate only as of the date on the front of these documents, regardless of the time of delivery of these documents or any sale of the Series B Bonds.

     The Series B Bonds being remarketed are called the "Remarketed Series B Bonds" in this Preliminary Supplement to Official Statement and Prospectus. References to "the Company" in this Preliminary Supplement to Official Statement and Prospectus mean Intel Corporation and references to "the Authority" mean the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority.

                       RECENT DEVELOPMENTS

     Effective September 30, 1998, Mr. Marcos Rodriguez-Ema resigned from his position as President of the Government Development Bank for Puerto Rico and membership of the Governing Board of the Authority. Ms. Lourdes Rovira-Rizek was appointed as his successor effective October 1, 1998.

                       THE SERIES B BONDS

     The Series B Bonds are a series of the Bonds described in the accompanying Official Statement and Prospectus. The following description of the terms of the Series B Bonds supplements, and to the extent inconsistent with replaces, the description of the general terms and provisions of the Series B Bonds in the Official Statement and Prospectus.

     The Series B Bonds are limited to $30,000,000 principal amount and will mature on December 1, 2013. The Series B Bonds will bear interest at the rate of 3.90% per year from December 1, 1998 to and including November 30, 2003. The rate of interest on the Series B Bonds for each of the five-year periods commencing December 1, 2003 and December 1, 2008 shall equal the "Series B Adjusted Interest Rate" (determined as described in the accompanying Official Statement and Prospectus). Holders of the Series B Bonds have the right to elect to have their Series B Bonds redeemed on December 1, 2003 and December 1, 2008 at 100% of the principal amount plus interest accrued to such December 1. The election must be made by delivering such Series B Bonds to the Trustee between November 1 and November 15 of the year for which the election is being made. The Series B Bonds are subject to optional and mandatory redemption by the Company, in the manner described under "The Bonds--Series B Bonds" in the accompanying Official Statement and Prospectus.

                         USE OF PROCEEDS

     Intel will not receive any proceeds from the sale of the Remarketed Series B Bonds. The proceeds will be applied only to pay the purchase price for the Remarketed Series B Bonds in an amount equal to the Series B Tender Redemption Price (as described in the accompanying Official Statement and Prospectus) for the Remarketed Series B Bonds.

                          UNDERWRITING

     Upon the terms and subject to the conditions of the Bond Purchase and Remarketing Agreement (the "Bond Purchase and Remarketing Agreement") between the Company and NationsBanc
Montgomery Securities LLC (the "Underwriter"), the Underwriter will agree to purchase and sell the Remarketed Series B Bonds offered hereby.

     The Bond Purchase and Remarketing Agreement will provide that the obligations of the Underwriter are subject to the approval of certain legal matters by counsel and the satisfaction of various other conditions. The Bond Purchase and Remarketing Agreement will also provide that the Underwriter is committed to purchase all of the Remarketed Series B Bonds if any Remarketed Series B Bonds are purchased by the Underwriter and that the Underwriter will offer and sell such purchased Series B Bonds in minimum principal amounts of $100,000.

     The Underwriter proposes to offer the Remarketed Series B Bonds directly to the public at the public offering price set forth on the cover page of this Supplement to Official Statement and Prospectus. After the initial public offering, the offering price and other terms may be changed.

     The table below shows the underwriting discounts on a per Unit and aggregate basis.

                                Per Unit     Total
     Price to Investors         $            $
     Underwriting Discounts     $            $
     Proceeds to Company         ---          ---

     The  Underwriter may make a market for the Series  B  Bonds.
The Underwriter will not be obligated to do so and, if commenced, such market making may be discontinued at any time.

     In connection with the offering, the Underwriter may purchase and sell the Series B Bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriter in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Remarketed Series B Bonds, and short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Series B Bonds than they are required to purchase in the offering. These activities may stabilize, maintain or otherwise affect the market price of the Remarketed Series B Bonds, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Underwriter will offer and sell the Remarketed Series B Bonds to no more than thirty-five persons, each of whom has such knowledge and experience in financial and business matters that such purchaser is capable of evaluating the merits and risks of the Remarketed Series B Bonds and is not purchasing for more than one account or with a view to distribute the Series B Bonds. The purchaser of Remarketed Series B Bonds, by its acceptance of Remarketed Series B Bonds, acknowledges that such purchaser has such knowledge and experience in financial business matters referred to in this paragraph and that such purchaser is purchasing for one account and not with a view to distributing the Remarketed Series B Bonds.

     The Company will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities
Act of 1933, as amended.

                          LEGAL MATTERS

     Certain legal matters related to the sale of the Remarketed Series B Bonds will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, San Francisco, California and Chapman and Cutler, Chicago, Illinois for the Underwriter. Certain legal matters incident to the tax-exempt status of the Remarketed Series B Bonds will be passed upon by Brown & Wood LLP, New York, New York, Bond Counsel.

                             EXPERTS

     The consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

OFFICIAL STATEMENT AND PROSPECTUS
DATED AUGUST 19, 1998                             NOT A NEW ISSUE

      Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority
  Adjustable Rate Industrial Revenue Bonds, 1983 Series A and B
                   (Intel Corporation Project)

                Price:  100% of Principal Amount
              (Plus accrued interest, if any, from
      September 1, 1998 or December 1, 1998, respectively)
                         ---------------

The securities being offered hereby (the "Remarketed Bonds"), which constitute a portion of the original issue of the above-described securities, $80,000,000 principal amount of which were issued on September 27, 1983 (the "Series A Bonds") and $30,000,000 principal amount of which were issued on December 21, 1983 (the "Series B Bonds," and collectively with the Series A Bonds, the "Bonds"), are being remarketed following the election by certain holders of the Bonds to tender all or a portion of such holders' Bonds for redemption pursuant to the terms of the trust agreements under which the Bonds were originally issued and the election by Intel Corporation ("Intel" or the "Company") to cause the Bonds so tendered to be purchased and remarketed in lieu of such redemption. See "Introductory Statement" and "Plan of Remarketing." The Remarketed Bonds are being offered in amounts, at prices and on terms to be set forth in supplements to this Official Statement and Prospectus.

The Bonds are payable solely from, and are secured by, a pledge of loan payments derived by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (formerly Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority, the "Authority") under loan agreements between the Authority and

                    INTEL CORPORATION [Logo]

The Bonds were originally issued as registered bonds without coupons in denominations of $5,000 and integral multiples thereof. Principal of the Bonds is payable at the corporate trust office of Bankers Trust Company as Trustee in New York, New York. Interest on the Series A Bonds (due March 1 and September
1) and Series B Bonds (due June 1 and December 1) is paid by check of the Trustee mailed to the persons in whose name the Bonds are registered on the Regular Record Date (as described herein).

The Series A Bonds will bear interest at the "Series A Adjusted Interest Rate" (determined as described herein) from September 1, 1998 to August 31, 2003, and the Series A Adjusted Interest Rate will be reset as described herein on September 1, 2003 and September 1, 2008. The Series B Bonds will bear interest at the "Series B Adjusted Interest Rate" (determined as described herein) from December 1, 1998 to November 30, 2003, and the Series B Adjusted Interest Rate will be reset as described herein on December 1, 2003 and December 1, 2008. Holders of the Bonds have the right to elect to have their Bonds redeemed on September 1, 1998 for the Series A Bonds or December 1, 1998 for the Series B Bonds and on such date of every fifth year thereafter to and including such date in 2008 (each an "Optional Redemption Date") at par plus interest accrued to such Optional Redemption Date, in the manner described herein. Such election must be made by delivering such Bonds to the Trustee between August 1 and August 15 in the case of the Series A Bonds, or between November 1 and November 15 in the case of the Series B Bonds, of the year in which the option is being exercised.

The Bonds are subject to optional and mandatory redemption prior to maturity as described herein.

The Bonds do not constitute an indebtedness of either the Commonwealth of Puerto Rico or any of its political subdivisions, and neither the Commonwealth of Puerto Rico nor any of such political subdivisions shall be liable thereon.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
     STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OF THIS OFFICIAL STATEMENT AND PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.


Dated:  August 19, 1998

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, DC 20549, and at certain of its Regional Offices located at: Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago. Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates and its public reference facilities in New York, New York and Chicago, Illinois on payment of prescribed charges. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically via EDGAR with the Commission. The Company's Common Stock is quoted on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, DC 20006.

The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Remarketed Bonds. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 27, 1997, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1998 and June 27, 1998 and the Company's Current Reports on Form 8-K filed with the Commission on January 1, 1998, March 5, 1998, March 6, 1998, April 15, 1998,
and July 16, 1998 are incorporated in this Prospectus by reference and made a part hereof.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Official Statement and Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Official Statement and Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of the Official Statement and Prospectus has been delivered, and who makes a written or oral request, a copy of any and all of the foregoing documents incorporated by reference in the Registration Statement, excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to: F. Thomas Dunlap, Esq., Secretary, Intel Corporation, 2200 Mission College Boulevard. Santa Clara, California 95052-8119 (telephone number: (408) 765-
8080).

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE OFFERED SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY BID FOR AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Official Statement and Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Authority, Intel or the Underwriter. This Official Statement and Prospectus relates only to the Remarketed Bonds offered hereby and may not be used or relied on in connection with any other offer or sale of securities of the Company. Neither the delivery of this Official Statement and Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Authority or Intel since the date hereof. This Official Statement and Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this Official Statement and Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                     INTRODUCTORY STATEMENT

This Official Statement and Prospectus is being provided to furnish information in connection with the remarketing of certain Adjustable Rate Industrial Revenue Bonds, l983 Series A and Series B (Intel Corporation Project) originally issued by the Authority on September 27, 1983 and December 21, 1983, respectively. The Remarketed Bonds being offered hereby constitute a portion of the $80,000,000 original issue of Series A Bonds issued by the Authority pursuant to a trust agreement dated as of September 1, 1983 (the "Series A Trust Agreement") or the $30,000,000 original issue of Series B Bonds issued by the Authority pursuant to a trust agreement dated as of December 1, 1983 (the "Series B Trust Agreement" and collectively with the Series A Trust Agreement, the "Trust Agreements"), both between the Authority and Bankers Trust Company, as Trustee (the "Trustee"). The proceeds of the Bonds were loaned to the Company pursuant to loan agreements between the Company and the Authority dated as of September 1, 1983 (the "Series A Loan Agreement") and December 1, 1983 (the "Series B Loan Agreement" and collectively with the Series A Loan Agreement, the "Loan Agreements"), respectively. Effective September 1, 1998, as contemplated by the Series A Trust Agreement, the interest rate on the Series A Bonds will be adjusted, and effective December 1, 1998, as contemplated by the Series B Trust Agreement, the interest rate on the Series B Bonds will be adjusted.

                           THE COMPANY

Intel Corporation (together with its subsidiaries, unless the context otherwise requires, "Intel" or the "Company") designs, develops, manufactures and markets computer components and related products at various levels of integration. Intel's principal components consist of silicon-based semiconductors etched with complex patterns of transistors. Many of these integrated circuits can perform the functions of millions of individual transistors, diodes, capacitors and resistors.

The Company's major products include microprocessors, chipsets, graphics products, embedded processors and microcontrollers, flash memory products, network and communications products, conferencing products and digital imaging products. Intel sells its products to original equipment manufacturers (OEMs) of computer systems and peripherals; PC users, who buy Intel's PC enhancements, business communications products and networking products through reseller, retail and OEM channels; and other manufacturers, including makers of a wide range of industrial and telecommunications equipment.

A  microprocessor  is  the central processing  unit  (CPU)  of  a computer system. It processes system data and controls other devices in the system, acting as the brains of a computer. Intel's developments in the area of semiconductor design and manufacturing have made it possible to decrease the feature size of circuits etched into silicon. This permits a greater number of transistors to be used on each microprocessor die, and a greater number of microprocessors to be placed on each silicon wafer. The result is smaller, faster microprocessors that consume less power and cost less to manufacture. Intel's flagship microprocessors include: the Pentium(R) II processor, a high performance processor for desktop, mobile, server and workstation systems; the Intel(R) Celeron(TM) processor, a processor providing a base level of functionality for entry-level desktop computing requirements, the recently introduced Pentium(R) II Xeon(TM) processor and the Pentium(R) Pro processor, high performance processors designed for server and workstation systems; and the Pentium(R) processor with MMX(TM) technology, the first processor to incorporate Intel's media enhancement technology for improved performance on media-rich applications.

Chipsets perform essential logic functions surrounding the CPU and support and extend the graphic, video and other capabilities of Intel(R) processor-based computer systems. The Company's core-logic chipsets support incremental performance, ease-of-use and
new   capabilities   for   systems   based   on   the   Company's
microprocessors.   Intel's  graphics  products  are  designed  to
enhance  visual  computing,  providing  higher-performance  three
dimensional   graphics,  two  dimensional  graphics   and   video
capabilities.    Embedded  products  such   as   microprocessors,
microcontrollers and memory components are used in products such as industrial PCs, point-of-sales terminals, telecommunications equipment, automobile engine and braking systems, hard disk
drives,  laser  printers,  input/output  control  modules,   home
appliances, factory automation control products and medical instrumentation. Flash memory products retain information when the power is off, and provide easily reprogrammable memory for
computers,  mobile  phones  and  many  other  products.   Intel's
networking and communication products are designed to help reduce the total cost of networked business computing by providing high-bandwidth communications to PC desktop and server systems, and making it easier for local area network (LAN) administrators to install and manage their systems. Intel's conferencing and digital imaging products include video and data conferencing products for the desktop and meeting rooms, and products such as the Intel Create & Share(TM) camera pack, a PC communications, photo and video editing package.

The Company conducts worldwide operations principally in the United States, Israel, Western Europe, the Asia Pacific region and Japan. At June 27, 1998, the Company employed approximately 66,700 people worldwide, of which approximately 2,500 people were employed in Puerto Rico. In August 1998, the Company informed employees in Puerto Rico that the Company expects to reduce headcount in Puerto Rico by approximately 500 to 700 people over the next year, as part of its overall efforts to make its manufacturing facilities more cost competitive. The actual size of the reduction will be affected by a variety of factors, including employee retirements and attrition, employee transfers, and business conditions. The Company's principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95052, and its telephone number there is (408) 765-8080.


               RATIOS OF EARNINGS TO FIXED CHARGES
                                                       Six
                     Years Ended                       Months
                                                       Ended
--------   --------   --------   --------   --------   --------
Dec.  25,  Dec.  31,  Dec.  30,  Dec.  28,  Dec.  27,  June   27,
1993       1994       1995       1996       1997       1998
--------   --------   --------   --------   --------   --------
54x        39x        68x        108x       206x       139x



                         USE OF PROCEEDS

Intel will not receive any proceeds from the sale of the Remarketed Bonds. Such proceeds will be applied solely to pay the purchase prices for the Remarketed Bonds in an amount equal to the Series A Tender Redemption Price (as described under "The Bonds--Series A Bonds--Redemption at the Option of the Holder") or the Series B Tender Redemption Price (as described under "The Bonds--Series B Bonds--Redemption at the Option of the Holder"), respectively.

The Authority loaned the proceeds of the initial sale of the Bonds to the Company. The Company used approximately $70,000,000 of the Bond proceeds to pay a portion of the costs (including financing costs) of the acquisition, construction and equipping of manufacturing and support facilities in Las Piedras, Puerto Rico, by wholly owned subsidiaries of the Company (the "Project"). The Company used approximately $40,000,000 of the Bond proceeds to refund principal and accrued interest on a prior bond issuance of 9-1/2% Industrial Revenue Bonds, 1982 Series A (Intel Corporation Project), in the principal amount of $40,000,000 due March 1, 1987 (the "1982 Bonds"). The 1982 Bonds
were issued to provide initial financing for a portion of the costs of the Project.

                          THE AUTHORITY

The Authority

Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (formerly Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority, the "Authority") is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry, health services and education within Puerto Rico are essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that adequate higher educational facilities were needed for the academic training and improvement of the citizens of Puerto Rico. The Authority was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. The Authority is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance the acquisition, construction and equipping of industrial, tourist, medical, educational, pollution control and solid waste disposal facilities. Any such bonds, other than the Bonds, would be issued pursuant to trust agreements or resolutions separate from and unrelated to the Trust Agreements and would be payable from sources other than payments under the Loan Agreements. The Authority has no taxing power.

The   offices   of  the  Authority  are  located  at   Government
Development  Bank  for Puerto Rico, Minillas  Government  Center,
Santurce, Puerto Rico 00940.  The Authority's telephone number is
(787) 722-4060.

Governing Board

The Act provides that the governing board of the Authority (the "Governing Board") shall consist of seven members. The President of Government Development Bank for Puerto Rico (the "Bank"), the Executive Director of the Puerto Rico Industrial Development Company, the Executive Director of Puerto Rico Aqueduct and Sewer Authority, the President of the Puerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the Governing Board. The remaining two members of the Governing Board are appointed by the Governor of the Commonwealth of Puerto Rico (the "Commonwealth") for terms of four years. The following individuals are the current members of the Governing Board:

Name              Position   Term              Occupation
----              --------   ----              ----------
Marcos Rodriguez- Chairman   Indefinite        President,
Ema                                            Government
                                               Development Bank
                                               for Puerto Rico
Jaime Morgan      Member     Indefinite        Executive
Stubbe                                         Director, Puerto
                                               Rico Industrial
                                               Development
                                               Company
Perfecto Ocasio   Member     Indefinite        Executive
                                               Director, Puerto
                                               Rico Aqueduct and
                                               Sewer Authority
Hector Russe-     Member     Indefinite        President, Puerto
Martinez                                       Rico
                                               Environmental
                                               Quality Board
Jorge Davila      Member     Indefinite        Executive
Torres                                         Director, Puerto
                                               Rico Tourism
                                               Company
Jose Salas Soler  Member     October 22, 2001  Attorney-at-Law
James Thordsen    Member     June 27, 2002     President, James
                                               Thordsen, Inc.

The Act provides that the affirmative vote of four members is sufficient for any action taken by the Governing Board.

The   following  individuals  are  currently  officers   of   the
Authority:

Lourdes Rovira Rizek, Executive Director of the Authority, is also Executive Vice President of the Bank. Ms. Rovira Rizek has been associated with the Bank since 1996. She received a bachelor's degree in Business Administration from the University of Puerto Rico in 1972. Prior to her appointment at the Bank, she was the chief financial officer of the University of Puerto Rico system.

Velmarie Berlingeri, Assistant Executive Director of the Authority, is also a Vice President of the Bank. Ms. Berlingeri has been associated with the Bank since 1993. She received a Bachelor of Science in Business Administration degree from the University of Puerto Rico in 1982. Prior to her appointment, she worked in the investment area of a major private sector corporation in Puerto Rico.

Delfina Betancourt-Capo, Secretary and General Counsel of the Authority, is also Senior Vice President and General Counsel of the Bank. Ms. Betancourt has been associated with the Bank since 1987. She received a law degree from Cornell University in 1982.

Outstanding Revenue Bonds and Notes of the Authority

As of December 31, 1997, the Authority had revenue bonds and notes issued and outstanding in the principal amount of approximately $2.2 billion. All such bond and note issues, other than the Bonds, have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the Trust Agreements and are payable from sources other than the payments under the Loan Agreements.

Under the Act, the Authority may issue additional bonds and notes from time to time to finance industrial, tourist, educational, medical, environmental control or solid waste facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or resolutions separate from and unrelated to the Trust Agreements and would be payable from sources other than the payments under the Loan Agreements.

Government Development Bank for Puerto Rico

As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, the Government Development Bank for Puerto Rico (the "Bank") has acted as a financial advisor to the Authority in connection with the issuance and sale of the Bonds. Certain underwriters have been selected by the
Bank to serve from time to time as underwriters of its obligations and the obligations of the Commonwealth, its instrumentalities and public corporations or participate in other financial transactions with the Bank. See "Underwriting" in the applicable Supplement to this Official Statement and Prospectus.

The Bank is a public corporation with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for the Commonwealth, its municipalities and its public corporations in connection with the issuance of bonds and notes and to make advances to public corporations.

The descriptions and summaries under the captions "The Bonds", "The Loan Agreements" and "The Trust Agreements" do not purport to be complete and are subject to and qualified by reference to the provisions of the Loan Agreements and Trust Agreements, copies of which have been filed with the Commission and are incorporated by reference as exhibits to the Registration Statement of which this Official Statement and Prospectus is a part. Capitalized terms used in these summaries and not defined herein have the same meanings as in such documents.

                            THE BONDS

SERIES A BONDS

The Series A Bonds were issued in an aggregate principal amount of $80,000,000. The Series A Bonds are dated September 1, 1983 and will mature on September 1, 2013. Interest on the Series A Bonds is payable semiannually on March 1 and September 1 of each year, by check mailed to the persons who are registered holders thereof at the close of business on the preceding February 15 or August 15 (each a "Regular Record Date"), as the case may be. The Series A Bonds bear interest at the rate per annum set forth on the cover page of the applicable Supplement to this Official Statement and Prospectus through August 31, 2003, and thereafter as described below under "Adjustment of Interest Rate." The principal of the Series A Bonds will be payable at the corporate trust office of the Trustee in New York, New York.

The Series A Bonds were issued as registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The transfer of any Series A Bond may be registered at the corporate trust office of the Trustee in New York, New York. The Authority or the Trustee may make a reasonable charge for such registration of transfer sufficient to reimburse it for the preparation of each new Series A Bond and for any tax, fee or other governmental charge required to be paid by the holder requesting the transfer as a condition precedent to the exercise of the privilege. Neither the Authority nor the Trustee is required to make an exchange or register a transfer (other than a registration of transfer to the Company or its assignees in connection with a purchase in lieu of a redemption at the option of a holder as described herein) of any Series A Bond during the 15 days prior to the date the Trustee first gives notice of redemption or after such Series A Bond or portion thereof has been selected for redemption.

Adjustment of Interest Rate

The adjusted interest rate (the "Series A Adjusted Interest Rate") for each five-year period commencing on September 1, 1998, September 1, 2003 and September 1, 2008 will be a rate established by the Company on the August 1 or, if such August 1 is not a business day, on the next succeeding business day (the "Series A Determination Date") preceding each such September 1 which, in the judgment of the Company, such judgment to be exercised in its sole discretion, would have resulted in the sale of the Series A Bonds at par on the Series A Determination Date; provided, however, that the Series A Adjusted Interest Rate shall not be less than the interest rate established by Standard & Poor's J.J. Kenny through its index for prime five-year municipal obligations as of a date not more than 30 days prior to the Series A Determination Date. If such index is unavailable, then the Company and the Authority shall by written agreement establish an alternative method for determining the minimum Series A Adjusted Interest Rate, which alternative method may be changed from time to time by written agreement between the Company and the Authority if the chosen alternative becomes unavailable. In no event shall the Series A Adjusted Interest
Rate exceed the maximum rate permitted by law, even if such maximum rate is less than the minimum Series A Adjusted Interest Rate determined as described above.

On or before the August 2 or, if such August 2 is not a business day, on the next succeeding business day following each Series A Determination Date, the Company will notify the Trustee of the Series A Adjusted Interest Rate for the five-year period commencing on the next succeeding September 1. The Trustee will cause notice of such Series A Adjusted Interest Rate to be mailed by first-class mail to each Bondholder on or before the third business day following such Series A Determination Date.

Redemption at the Option of the Holder

Bondholders have the option to have their Series A Bonds redeemed in whole or in part (in integral multiples of $5,000) by the Trustee (unless purchased by the Company or its assignee as provided below) on September 1, 1998, September 1, 2003 and September 1, 2008 (each being a "Series A Tender Redemption Date"), at 100% of the principal amount thereof (the "Series A Tender Redemption Price") plus accrued interest to the Series A Tender Redemption Date, without premium. All Series A Bonds to be so redeemed must be delivered to the corporate trust office of the Trustee in New York, New York, between 10:00 A.M., New York time, on August 1 and 4:00 P.M., New York time, on August 15 or, if such August 15 is not a business day, on the next succeeding business day preceding any Series A Tender Redemption Date, with a properly completed and signed "Option to Elect Repayment" in the form attached to each such Series A Bond.

The Trustee's determination, in its sole discretion, as to whether an Option to Elect Repayment has been properly completed, executed and delivered shall be binding on the Company, and any assignee of the Company, the Authority and the Bondholder. The delivery of a Series A Bond shall be irrevocable and binding upon the Bondholder.

The Company or its assignee has the right, at any time during the 10-day period prior to a Series A Tender Redemption Date, to elect to purchase on the Series A Tender Redemption Date, at a price equal to the Series A Tender Redemption Price, all or any part (in integral multiples of $5,000) of the Series A Bonds which are properly delivered to the Trustee for redemption. As a condition to the exercise of its right to purchase such Series A Bonds, the Company or its assignee must deposit with the Trustee moneys, designated by the Company to be used for the purchase of Series A Bonds, in an amount sufficient to pay such purchase price.

Payment of the Series A Tender Redemption Price or the purchase price to a holder delivering Series A Bonds shall be made by check mailed by the Trustee to the address appearing on the Option to Elect Repayment. Accrued interest will be paid in the same manner as regular interest payments.

Series A Bonds purchased by the Company or its assignee will remain outstanding under the Series A Trust Agreement and may be held, resold, delivered to the Trustee for cancellation or otherwise disposed of by the Company upon terms and conditions established by the Company.

Redemption at the Option of the Company

The Series A Bonds are subject to redemption prior to maturity at the option of the Company in whole or in part on September 1, 1998, September 1, 2003 and September 1, 2008, at 100% of the principal amount thereof plus accrued interest to the redemption date.

Extraordinary Optional Redemption

The portion of the Series A Bonds allocable to a Phase of the Project (as defined in the Series A Loan Agreement) will be subject to redemption prior to maturity at the option of the Company at any time at 100% of the principal amount thereof plus accrued interest to the redemption date in the event that:

          (a) Such Phase shall have been damaged or destroyed to such an extent that in the opinion of this Company it cannot be reasonably restored or repaired within a period of six months, or the Company is thereby prevented or will likely be prevented from causing its normal operation for a period of six months or more, or its restoration and repair would not be economically feasible; or

          (b) Use or control of such Phase shall have been taken under the exercise of the power of eminent domain to such an extent that the Company is, or in its opinion would likely be, thereby prevented from causing the normal operation of such Phase for a period of six months or more; or

           (c) As a result of any change in the Constitution or laws of the United States of America or the Commonwealth or of legislative or administrative action of the United States of

     America or the Commonwealth or any political subdivision of the Commonwealth, or any judicial action or regulatory action or inaction, in the opinion of the Company, the Series A Loan Agreement or the Series A Trust Agreement, or any material provision thereof, shall have become void or unenforceable or impossible of performance in any material respect, use or occupancy of all or a significant part of such Phase shall have been legally curtailed for six months or more, or unreasonable burdens or excessive liabilities with respect to such Phase or the Series A Bonds shall have been imposed; or

          (d) Changes in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of such Phase shall have occurred, or technological, legal or other changes shall have occurred, any of which, in the opinion of the Company, renders the continued operation of such Phase impractical or not economically feasible.

The portion of the Series A Bonds allocable to a Phase of the Project shall be the amount of Series A Bond proceeds and proceeds of the 1982 Bonds expended on such Phase. The Company must exercise its option to redeem Series A Bonds pursuant to the preceding paragraph within 180 days after the occurrence of the event giving rise to such option.

Extraordinary Mandatory Redemption

The Series A Bonds are subject to mandatory redemption at any time, in whole (or in part, if such partial redemption will preserve the exemption from Federal income taxation of interest on such Series A Bonds), at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date, upon a determination that, through a final judgment or decree of a court of competent jurisdiction or assessment by the Internal Revenue Service, the interest payable on any Series A Bond must be included for Federal income tax purposes in the gross income of any holder of such Series A Bond as a result of a change in the legal status of the Commonwealth or of a failure by the Company to observe any covenant, agreement, representation or warranty in the Series A Loan Agreement; provided, however, that no decree or judgment by any court or assessment by the Internal Revenue Service shall be considered final unless the Bondholder or Bondholders involved in such proceeding (i) give the Company prompt notice of the commencement thereof and (ii) offer the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such Bondholder or Bondholders against all liabilities in connection therewith, and unless such proceeding shall not be subject to a further right of appeal. Any such redemption shall be made within 180 days from the date of such final decree, judgment or assessment.

If the construction or operation of any Phase of the Project ceases, then the portion of the Series A Bonds allocable to such Phase (as described below) will be subject to mandatory redemption at 100% of the principal amount thereof plus interest accrued to the redemption date, which shall be any date selected by the Company occurring not more than 180 days after cessation of construction or operation of such Phase.

A cessation of construction or operation of a Phase of the Project shall not be deemed to have occurred (i) until receipt by the Trustee of written notice from the Authority stating that at least 30 days have elapsed since written notice has been given to the Company by the Authority that construction or operation of such Phase has ceased and the Company has not demonstrated to the satisfaction of the Authority that such Phase is being constructed or operated as Industrial Facilities within the meaning of the Act or the Company is, in good faith, seeking to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities, or (ii) until receipt by the Authority and the Trustee of written notice from the Company stating that construction or operation of such Phase has ceased and that the Company has no present intention of causing the resumption of construction or operation of such Phase as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities. Cessation of construction or operation of the Project as a result of Force Majeure (as defined in the Series A Loan Agreement) shall not give rise to a mandatory redemption during the continuance thereof including a reasonable time for the removal of the effect thereof.

The applicable portion of the Series A Bonds to be redeemed upon cessation of construction or operation of a Phase of the Project shall equal (i) the amount of Series A Bond proceeds and proceeds of the 1982 Bonds expended on the Phase of the Project, the construction or operation of which has ceased, less (ii) such amount as the Company or any of its subsidiaries has expended since the date of the execution and delivery of the loan agreement relating to the 1982 Bonds, or thereby undertakes to expend, to provide Industrial Facilities in the Commonwealth from other than the proceeds of bonds or notes of the Authority, all as set forth at the option of the Company in a certificate delivered to the Authority and the Trustee and less (iii) the principal amount of Series A Bonds theretofore redeemed, provided that the amounts described in (ii) and (iii) have not previously been used in determining the applicable amount of Series A Bonds required to be redeemed upon cessation of construction or operation of a Phase of the Project.

Notice of Redemption; Partial Redemption

Notice of any redemption (other than a redemption at the option of a holder) of the Series A Bonds shall be mailed to Bondholders at least 25 days before the redemption date. Any notice of a redemption of Series A Bonds at the option of the Company may state that the redemption is conditioned upon receipt of moneys for such redemption by the Trustee prior to the redemption date and that if such moneys are not received, the redemption of the Series A Bonds for which notice was given shall not be made.

If less than all the Series A Bonds are called for redemption, the particular Series A Bonds to be redeemed shall be selected by the Trustee by lot or by such other equitable method as the Trustee shall deem fair and appropriate. For purposes of such selection, each Series A Bond shall be treated as representing the number of Series A Bonds obtained by dividing the principal amount of such Series A Bond by $5,000. If part of a Series A Bond is called for redemption, the Trustee shall deliver, without charge, a new Series A Bond representing the unredeemed portion to the holder thereof.

Presentment for Payment

Interest on Series A Bonds called for redemption ceases to accrue on the redemption date if sufficient funds for payment of such redemption are on deposit with the Trustee. If any Series A Bonds are not properly presented for payment on the date fixed for their redemption or if any bonds are not properly presented for payment when due, the holders of such Series A Bonds will thereafter be restricted to funds held by the Trustee for such redemption or payment for the satisfaction of any claim relating to such Series A Bonds. After two years, such moneys shall be paid to the Company and the holders shall thereafter look only to the Company for payment.

Security for the Series A Bonds

The Authority, in the Series A Trust Agreement, assigned and pledged to the Trustee for the benefit of the Bondholders the Authority's right, title and interest in the Series A Loan Agreement, subject to the Authority's retention of certain rights (including the right to collect moneys payable to the Authority which are not received in respect of repayment of the loan), as security for the payment of the Series A Bonds and the interest thereon and as security for the satisfaction of any other obligation assumed in connection with the Series A Bonds.

The Series A Bonds are limited obligations of the Authority and, except to the extent payable from Series A Bond proceeds and the investment thereof, will be payable solely from and secured by a pledge and assignment of the amounts payable in repayment of the loan made by the Authority to the Company.

The Series A Bonds are not secured by any mortgage or other security interest in the Project or any property of the Company or its subsidiaries.

SERIES B BONDS

The Series B Bonds were issued in an aggregate principal amount of $30,000,000. The Series B Bonds are dated December 1, 1983 and will mature on December 1, 2013. Interest on the Series B Bonds is payable semiannually on June 1 and December 1 of each year, by check mailed to the persons who are registered holders thereof at the close of business on the preceding May 15 or November 15 (each a "Regular Record Date"), as the case may be. The Series B Bonds will bear interest at the rate per annum set forth on the cover page of the applicable Supplement to this Official Statement and Prospectus through November 30, 2003, and thereafter as described below under "Adjustment of Interest Rate". The principal of the Series B Bonds will be payable at the corporate trust office of the Trustee in New York, New York. In lieu of payment of principal or interest by check, the Trustee may agree to make such payment to any institutional holder of all the Series B Bonds by other means acceptable to the Trustee and such holder.

The Series B Bonds were issued as registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The transfer of any Series B Bond may be registered at the corporate trust office of the Trustee in New York, New York. The Authority or the Trustee may make a reasonable charge for such registration of transfer sufficient to reimburse it for the preparation of each new Series B Bond and any tax or other governmental charge required to be paid by the holder requesting the transfer as a condition precedent to the exercise of the privilege. Neither the Authority nor the Trustee is required to make an exchange or register a transfer (other than a registration of transfer to the Company or its assignees in connection with a purchase in lieu of a redemption at the option of a holder as described herein) of any Series B Bond during the 15 days prior to the date the Trustee first gives notice of redemption or after such Series B Bond or portion thereof has been selected for redemption.

Adjustment of Interest Rate

The adjusted interest rate (the "Series B Adjusted Interest Rate") for each five-year period commencing on December 1, 1998, December 1, 2003 and December 1, 2008 will be a rate established by the Company on the November 1 or, if such November 1 is not a business day, on the next succeeding business day (the "Series B Determination Date") preceding each such December 1 which, in the judgment of the Company, such judgment to be exercised in its sole discretion, would have resulted in the sale of the Series B Bonds at par on the Series B Determination Date; provided, however, that the Series B Adjusted Interest Rate shall not be less than the interest rate established by Standard & Poor's J.J. Kenny through its index for prime five-year municipal obligations as of a date not more than 30 days prior to the Series B Determination Date. If such index is unavailable, then the Company and the Authority shall by written agreement establish an alternative method for determining the minimum Series B Adjusted Interest Rate, which alternative method may be changed from time to time by written agreement between the Company and the Authority if the chosen alternative becomes unavailable. In no event shall the Series B Adjusted Interest Rate exceed the maximum rate permitted by law, even if such maximum rate is less than the minimum Series B Adjusted Interest Rate determined as described above.

On or before the November 2 or, if such November 2 is not a business day, on the next succeeding business day following each Series B Determination Date, the Company will notify the Trustee of the Series B Adjusted Interest Rate for the five-year period commencing on the next succeeding December 1. The Trustee will cause notice of such Series B Adjusted Interest Rate to be mailed by first-class mail to each Bondholder on or before the third business day following such Series B Determination Date.

Redemption at the Option of the Holder

Bondholders have the option to have their Series B Bonds redeemed in whole or in part (in integral multiples of $5,000) by the Trustee (unless purchased by the Company or its assignee as provided below) on December 1, 1998, December 1, 2003 and December 1, 2008 (each being a "Series B Tender Redemption Date"), at 100% of the principal amount thereof (the "Series B Tender Redemption Price") plus accrued interest to the Series B Tender Redemption Date, without premium. All Series B Bonds to be so redeemed must be delivered to the corporate trust office of the Trustee in New York, New York, between 10:00 A.M., New York time, on the November 1 and 4:00 P.M., New York time, on the November 15 preceding any Series B Tender Redemption Date, or, if such November 15 is not a business day, on the next succeeding business day, with a properly completed and signed Option to Elect Repayment in the form attached to each such Series B Bond.

The Trustee's determination, in its sole discretion, as to whether an Option to Elect Repayment has been properly completed, executed and delivered shall be binding on the Company, any assignee of the Company, the Authority and the Bondholder. The delivery of a Series B Bond shall be irrevocable and binding upon the Bondholder.

The Company or its assignee has the right, at any time during the 10-day period prior to a Series B Tender Redemption Date, to elect to purchase on the Series B Tender Redemption Date, at a price equal to the Series B Tender Redemption Price, all or any part (in integral multiples of $5,000) of the Series B Bonds which are properly delivered to the Trustee for redemption. As a condition to the exercise of its right to purchase such Series B Bonds, the Company or its assignee must deposit with the Trustee moneys, designated by the Company to be used for the purchase of Series B Bonds, in an amount sufficient to pay such purchase price.

Payment of the Series B Tender Redemption Price or the purchase price to a holder delivering Series B Bonds shall be made by check mailed by the Trustee to the address appearing on the Option to Elect Repayment. Accrued interest will be paid in the same manner as regular interest payments.

Series B Bonds purchased by the Company or its assignee will remain outstanding under the Series B Trust Agreement and may be held, resold, delivered to the Trustee for cancellation or otherwise disposed of by the Company upon terms and conditions established by the Company, all in accordance with the Series B Trust Agreement.

Redemption at the Option of the Company

The Series B Bonds are subject to redemption prior to maturity at the option of the Company in whole or in part on December 1, 1998, December 1, 2003 and December 1, 2008, at 100% of the principal amount thereof plus interest accrued to the redemption date.

Extraordinary Optional Redemption

The portion of the Series B Bonds allocable to a Phase of the Project (as defined in the Series B Loan Agreement) will be subject to redemption prior to maturity at the option of the Company at any time at 100% of the principal amount thereof plus interest accrued to the redemption date in the event that:

          (a) Such Phase shall have been damaged or destroyed to such an extent that in the opinion of this Company it cannot be reasonably restored or repaired within a period of six months, or the Company is thereby prevented or will likely be prevented from causing its normal operation for a period of six months or more, or its restoration and repair would not be economically feasible; or

          (b) Use or control of such Phase shall have been taken under the exercise of the power of eminent domain to such an extent that the Company is, or in its opinion would likely be, thereby prevented from causing the normal operation of such Phase for a period of six months or more; or

           (c) As a result of any change in the Constitution or laws of the United States of America or the Commonwealth or of legislative or administrative action of the United States of America or the Commonwealth or any political subdivision of the Commonwealth, or any judicial action or regulatory action or inaction, in the opinion of the Company, the Series B Loan Agreement or the Series B Trust Agreement, or any material provision thereof, shall have become void or unenforceable or impossible of performance in any material respect, use or occupancy of all or a significant part of such Phase shall have been legally curtailed for six months or more, or unreasonable burdens or excessive liabilities with respect to such Phase or the Series B Bonds shall have been imposed; or

          d) Changes in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of such Phase shall have occurred, or technological, legal or other changes shall have occurred, any of which, in the opinion of the Company, render the continued operation of such Phase impractical or not economically feasible.

The portion of the Series B Bonds allocable to a Phase of the Project shall be the amount of Series B Bond proceeds expended on such Phase. The Company must exercise its option to redeem Series B Bonds pursuant to the preceding paragraph within 180 days after the occurrence of the event giving rise to such option.

Extraordinary Mandatory Redemption

The Series B Bonds are subject to mandatory redemption at any time, in whole (or in part, if such partial redemption will preserve the exemption from Federal income taxation of interest on such Series B Bonds), at a redemption price equal to the principal amount thereof, without premium, plus interest accrued to the redemption date, upon a determination that, through a final judgment or decree of a court of competent jurisdiction or assessment by the Internal Revenue Service, the interest payable on any Series B Bond must be included for Federal income tax purposes in the gross income of any holder of such Series B Bond as a result of a change in the legal status of the Commonwealth or of a failure by the Company to observe any covenant, agreement, representation or warranty in the Loan Agreement; provided, however, that no decree or judgment by any court or assessment by the Internal Revenue Service shall be considered final unless the Bondholder or Bondholders involved in such proceeding (i) give the Company prompt notice of the commencement thereof and (ii) offer the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such Bondholder or Bondholders against all liabilities in connection therewith, and unless such proceeding shall not be subject to a further right of appeal. Any such redemption shall be made within 180 days from the date of such final decree, judgment or assessment.

If the construction or operation of any Phase of the Project ceases, then the portion of the Series B Bonds allocable to such Phase (as described below) will be subject to mandatory redemption at 100% of the principal amount thereof plus interest accrued to the redemption date, which shall be any date selected by the Company occurring not more than 180 days after cessation of construction or operation of such Phase.

A cessation of construction or operation of a Phase of the Project shall not be deemed to have occurred (i) until receipt by the Trustee of written notice from the Authority stating that at least 30 days have elapsed since written notice has been given to the Company by the Authority that construction or operation of such Phase has ceased and the Company has not demonstrated to the satisfaction of the Authority that such Phase is being constructed or operated as Industrial Facilities within the meaning of the Act or the Company is, in good faith, seeking to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities, or (ii) until receipt by the Authority and the Trustee of written notice from the Company stating that construction or operation of such Phase has ceased and that the Company has no present intention of causing the resumption of construction or operation of such Phase as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities. Cessation of construction or operation of a Phase of the Project as a result of Force Majeure (as defined in the Series B Loan Agreement) shall not give rise to a mandatory redemption during the continuance thereof including a reasonable time for the removal of the effect thereof.

The applicable portion of the Series B Bonds to be redeemed upon cessation of construction or operation of a Phase of the Project shall equal (i) the amount of Series B Bond proceeds expended on the Phase of the Project the construction or operation of which has ceased, less (ii) such amount as the Company or any of its subsidiaries has expended since the date of the execution and delivery of the loan agreement relating to the 1982 Bonds, or thereby undertakes to expend, to provide Industrial Facilities in the Commonwealth from other than the proceeds of bonds or notes of the Authority, all as set forth at the option of the Company in a certificate delivered to the Authority and the Trustee and less (iii) the principal amount of Series B Bonds theretofore redeemed (other than by operation of the extraordinary mandatory redemption provisions relating to redemption upon a cessation of construction or operation of a Phase of the Project), provided that the amounts described in (ii) and (iii) have not previously been used in determining the applicable amount of Series B Bonds required to be redeemed upon cessation of construction or operation of a Phase of the Project.

Notice of Redemption; Partial Redemption

Notice of any redemption (other than a redemption at the option of a holder) of the Series B Bonds shall be mailed to Bondholders at least 25 days before the redemption date.

If less than all the Series B Bonds are called for redemption, the particular Series B Bonds to be redeemed shall be selected by the Trustee by lot or by such other equitable method as the Trustee shall deem fair and appropriate. For purposes of such selection, each Series B Bond shall be treated as representing the number of Series B Bonds obtained by dividing the principal amount of such Series B Bond by $5,000. If part of a Series B

Bond is called for redemption, the Trustee shall deliver, without charge, a new Series B Bond representing the unredeemed portion to the holder thereof.

Presentment for Payment

Interest on Bonds called for redemption ceases to accrue on the redemption date if sufficient funds for payment of such redemption are on deposit with the Trustee. If any Series B Bonds are not properly presented for payment on the date fixed for their redemption or if any Bonds are not properly presented for payment when due, the holders of such Series B Bonds will thereafter be restricted to funds held by the Trustee for such redemption or payment for the satisfaction of any claim relating to such Series B Bonds. After two years, such moneys shall be paid to the Company and the Bondholders shall thereafter look only to the Company for payment.

Security for the Series B Bonds

The Authority, in the Series B Trust Agreement, assigned and pledged to the Trustee for the benefit of the Bondholders the Authority's right, title and interest in the Series B Loan Agreement, subject to the Authority's retention of certain rights (including the right to collect moneys payable to the Authority which are not received in respect of repayment of the loan), as security for the payment of the Series B Bonds and the interest thereon and as security for the satisfaction of any other obligation assumed in connection with the Series B Bonds.

The Series B Bonds are limited obligations of the Authority and, except to the extent payable from Series B Bond proceeds and the investment thereof, will be payable solely from and secured by a pledge and assignment of the amounts payable in repayment of the loan made by the Authority to the Company.

The Series B Bonds are not secured by any mortgage or other security interest in the Project or any property of the Company or its subsidiaries.

                       THE LOAN AGREEMENTS

Pursuant to the Loan Agreements, the Authority issued the Bonds and loaned the proceeds (excluding any accrued interest) to the Company (Sec. 4.01). The Company agreed to make payments directly to the Trustee which, together with amounts then held in the Bond Fund established under the Trust Agreements, are sufficient to make the payments of principal of and interest on the Bonds as the same become due (Sec. 4.01). The obligations of the Company to make such payments under the Loan Agreements are stated to be absolute and unconditional without right of set-off for any reason (Sec. 4.02).

The Authority has assigned all its rights under the Loan Agreements (except for rights to payment of certain costs and expenses and indemnity and except for certain other limited rights) to the Trustee (Sec. 6.02). The Project may be sold, leased or otherwise transferred or encumbered as a whole or in part without the consent of the Authority and the proceeds thereof retained by the Company, and the Company may assign the Loan Agreements but no such sale, lease, transfer, encumbrance or assignment will relieve the Company of its obligations to make payments under the Loan Agreements sufficient to pay principal of and interest on the Bonds as the same become due (Sec. 6.01).

Construction of the Project

The Company was obligated under the Loan Agreements to complete the Project, except under certain specified circumstances, substantially in accordance with the Project plans and specifications and with all reasonable dispatch, and to pay all of the costs thereof in excess of moneys available in the Construction Fund (hereinafter defined) without any right of reimbursement or diminution in, or postponement of, amounts payable under the Loan Agreements (Secs. 3.01, 3.02 and 3.05). The Company has completed the Project in accordance with these requirements.

Further Agreements

The Company has agreed, as long as the Project is operated, to cause the Project to be maintained and operated as Industrial Facilities within the meaning of the Act (Sec. 4.04). The Company has also agreed to notify the Authority and the Trustee in writing in the event that the construction or operation of any phase of the Project has ceased. (Sec. 4.04)

The Company has agreed that so long as any Bonds are outstanding, it will not dispose of all or substantially all of its assets and will not consolidate or merge into another corporation unless the successor or transferee irrevocably and unconditionally assumes in writing all the obligations of the Company under the Loan Agreements (Sec. 5.01).

In the Loan Agreements, the Company has also agreed to indemnify the Authority against losses, as provided therein, arising from the operation of the Project or the Authority's participation in the financing (Sec. 4.06) and will agree to pay the reasonable fees and expenses of the Authority and the Trustee (Sec. 4.05).

Events of Default and Remedies

Each  of  the  following is an Event of Default  under  the  Loan
Agreements:

          (a)  Failure by the Company to pay the amounts required
     to  be paid with respect to principal of the Bonds when  the
     same   shall  become  due  and  payable  at  maturity,  upon
     redemption or otherwise;

          (b) Failure by the Company to pay the amounts required to be paid with respect to interest on the Bonds when the same shall become due and payable and the continuation of such failure for a period of five days;

           (c) Failure by the Company to make any other payments required by the Loan Agreement when due and continuation of such failure for 30 days after written notice thereof;

           (d) Failure by the Company to observe and perform any other agreements under the respective Loan Agreement and continuation of such failure for 90 days after written notice thereof; provided, however, that if such failure cannot be corrected within such 90-day period, it shall not constitute an Event of Default if corrective action is instituted by the Company during such period and diligently pursued until such failure is corrected; or

            (e)    Certain  events  of  bankruptcy,  liquidation,
reorganization  or    similar proceedings involving  the  Company
(Sec. 7.01).

The provisions of subsections (c) and (d) of the preceding paragraph are subject to the following limitations: if by reason of Force Majeure (as defined in the Loan Agreements) the Company is unable to perform any of its agreements thereunder, except the obligation to make payments sufficient to pay principal of and interest on the Bonds and the obligation to maintain its corporate existence, the Company shall not be deemed in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof (Sec. 7.01).

The  Authority has no power to waive any default under  the  Loan
Agreements  without  the consent of the Trustee.   Under  certain
circumstances, if a default shall be wholly cured, it shall be automatically waived (Sec. 7.05).

Upon the occurrence of any of the foregoing Events of Default, the Trustee, as assignee of the Authority, may declare all unpaid amounts payable under the Loan Agreements to be immediately due and payable, and may take any action at law or equity necessary to enforce any obligation of the Company under the Loan Agreements, but the Trustee shall take no remedial steps which would entitle it to funds necessary for the payment of unmatured principal and interest on the Bonds unless such principal and interest has been declared due and payable in accordance with the respective Trust Agreement and such declaration has not been rescinded (Sec. 7.02).

Prepayment of the Loan

The Company has the option to prepay all or a portion of amounts it may be required to pay under the Loan Agreements. The Company is obligated to prepay the principal and accrued interest on all the outstanding Bonds (or such lesser amount as is required to preserve the exemption from Federal income tax applicable to the Bonds) in certain circumstances including a change in the legal status of the Commonwealth or a failure of the Company to observe any covenant, agreement, representation or warranty in the Loan Agreements which result in the interest payable on the Bonds being includable in gross income for Federal income tax purposes (Secs. 8.01 and 8.02).

Amendment

Neither Loan Agreement may be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of the related Trust Agreement (Sec. 9.11). See "The Trust Agreements--Amendments and Supplements to the Loan Agreements."

                      THE TRUST AGREEMENTS

Each Trust Agreement constitutes an assignment by the Authority to the Trustee of all of the Authority's right, title and interest in the related Loan Agreement (except for rights to payment of certain costs and expenses and indemnity and except for certain other limited rights) in trust as security for the payment of the principal of and interest on the Bonds. No additional bonds may be issued under the Trust Agreements.

Construction Fund

The proceeds of the initial sale of the Bonds, other than accrued interest and the amounts transferred to the Trustee for the 1982 Bonds in order to refund such 1982 Bonds, were deposited in the Construction Fund established under the Trust Agreements (Secs. 208 and 401). Payments were made from the Construction Fund upon requisition by the Company to pay costs of the Project, as defined in the Trust Agreements (Secs. 403 and 404).

Bond Fund

A Bond Fund has been established with the Trustee under each Trust Agreement which has been used for the payment of the principal of and interest on the Bonds. The Trustee may also use moneys in the Bond Fund, at the direction of the Company, to purchase Bonds (Secs. 501 and 503).

Investment of Funds

Pending their application, moneys held in the Construction Fund and the Bond Fund may, at the direction of the Company, be invested as provided in the Trust Agreements in obligations issued or unconditionally guaranteed by the United States of America or agencies acting as instrumentalities of the United States of America pursuant to authority granted by Congress, in time deposits, certificates of deposits or similar arrangements (including Eurodollar certificates of deposit) with the Trustee or any bank or an affiliate of such bank which bank or affiliate together with such bank has reported capital and surplus of not less than $50,000,000 and reported deposits of not less than $250,000,000 and which has been designated by the Secretary of the Treasury of the Commonwealth as a depository for public funds, in repurchase agreements with respect to any of the above investments, in bankers' acceptances (other than those of the Company) issued by or drawn on and accepted by the Trustee or by any commercial bank organized under the laws of the United States of America or any state thereof which is a member of the Federal Deposit Insurance Corporation having reported capital and surplus of not less than $50,000,000 and reported deposits of not less than $250,000,000, in commercial paper (other than of the Company) of the highest rating by Moody's Investors Service, Inc. or Standard & Poor's Corporation and in any other investment or security to the extent permitted by applicable law. Any investment income or loss resulting from investment of moneys in any Fund shall be credited or charged to such Fund. Neither the Trustee nor the Authority shall be responsible or liable for any loss resulting from such investment (Sec. 602).

Events of Default and Remedies

Each  of  the  following is an Event of Default under  the  Trust
Agreements:

           (a) Failure to pay principal of any of the Bonds when the same shall become due and payable, either at maturity or by proceedings for redemption or otherwise;

           (b) Failure to pay any installment of interest on any of the Bonds within five days after the same shall become due and payable; or

          (c) The occurrence of any Event of Default under the respective Loan Agreement (Sec. 802).

If any Event of Default shall have occurred and be continuing, the Trustee may, and upon the written request of the holders of not less than 25% in aggregate principal amount of all Bonds then outstanding shall, declare the principal of all Bonds then outstanding to be due and payable immediately (Sec. 803). In addition, the Trustee may, and upon the written request of the holders of not less than 50% in aggregate principal amount of all Bonds then outstanding shall, pursue any available remedy at law or in equity to enforce the payment of the principal of and interest on the bonds then outstanding or to enforce the performance of any provision of the respective Trust Agreement or of the respective Loan Agreement (Sec. 804). The Trustee may require indemnification before taking any remedial action under the Trust Agreements or the Loan Agreements (Sec. 902).

The Trustee may, and upon the direction of the holders of not less than a majority in aggregate principal amount of all Bonds then outstanding shall, annul any acceleration of principal and interest and its consequences at any time before final action in any proceeding instituted as a result of an Event of Default if there is then a sufficient amount in the Bond Fund to pay the principal of and all arrears of interest on all Bonds on which the same is due otherwise than by acceleration and interest on overdue installments of interest at the rate then borne by the Bonds (adjusted as such rate is adjusted), if all costs and expenses of the Trustee and the Authority have been paid or provided for and if all existing events of default known to the Trustee have been remedied (Sec. 803).

The holders of a majority in principal amount of all Bonds then outstanding shall have the right to direct the time, method and place of conducting all remedial proceedings to be taken by the Trustee (Sec. 808). No Bondholder shall have any right to pursue any remedy under the Trust Agreements unless (i) such holder gives to the Trustee written notice of an Event of Default, (ii) the holders of not less than 25% in aggregate principal amount of all Bonds then outstanding make a written request to the Trustee to pursue such remedy, (iii) an offer is made to the Trustee of reasonable security and indemnity against costs, expenses and liabilities, and (iv) the Trustee does not comply with such request within a reasonable time (Sec. 809).

Under the Trust Agreements, the Trustee is required to mail to Bondholders notices of any uncured default under the Trust Agreements, provided the Trustee may withhold notice of any default caused by the failure of the Company to observe or perform any covenant, condition or agreement in the Loan Agreements other than a covenant, condition or agreement relating to payment if it determines that withholding such notice is in the interest of the Bondholders (Sec. 815).

Amendments and Supplements to the Trust Agreements

The Trust Agreements may be amended or supplemented at any time without the consent or approval of, or notice to, any of the Bondholders (except that where all the Bonds are held by a single Bondholder, such Bondholder shall receive such notice) for purposes of (a) curing any ambiguity or formal defect or omission in the Trust Agreement, (b) granting to or conferring upon the Trustee for the benefit of the Bondholders additional rights, remedies, powers, authority or security, (c) correcting any description of, or reflecting changes in, any properties comprising the Project, (d) providing for uncertificated Bonds in addition to certificated Bonds or (e) adding to the covenants of the Authority for the benefit of the Bondholders or surrendering any right or power conferred upon the Authority by the Trust Agreements (Sec. 1101).

The Trust Agreements may be amended or supplemented in all other respects only with the consent of the holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding except that no such amendment or supplement may (a) extend the time for payment of the principal of or interest on any Bonds,

(b) reduce the principal or the relevant Tender Redemption Price of or the rate of interest on, or change the method of calculating such rate of interest on, any Bonds, or reduce the time period during which a holder may demand its Bond be redeemed, (c) create any lien or security interest with respect to the Loan Agreements or the payments thereunder, (d) permit a preference or priority of any Bond or Bonds over any other Bond or Bonds or (e) reduce the aggregate principal amount of the Bonds at the time outstanding which is required for consent to any supplemental agreement or amendment or any waiver under the Trust Agreements (Sec. 1102). The Authority may fix in advance a record date for the determination of the Bondholders entitled to consent to an amendment or supplement (Sec. 1001). The Trustee shall not be obligated to execute any proposed supplement or amendment if its rights, obligations or interests would be thereby affected (Sec. 1104). Any supplemental trust agreement will not become effective without the written consent of the Company (Sec. 1105).

Amendments and Supplements to the Loan Agreements

The Loan Agreements may not be amended or supplemented without the approval of the holders of not less than a majority in aggregate principal amount of the Bonds outstanding except, with the consent of the Trustee, (a) to cure any ambiguity or formal defect or omission, (b) to identify more precisely the Project or to make permitted changes in the plans and specifications thereof, (c) to grant to the Authority or the Trustee additional rights, remedies, powers, authority or security for the benefit of the Bondholders or (d) to add to the covenants of the Company for the benefit of the Bondholders or to surrender any right or power conferred upon the Company by the Loan Agreements (Sec. 1201 and 1202). No amendment shall be consented to by the Trustee which would (1) decrease the amount payable on the Bonds,
(2) change the date of payment or prepayment provisions of the Bonds or (3) change Section 4.01 of the Loan Agreements regarding repayment of the loans by the Company; and no amendment shall be consented to by the Trustee which affects the rights of some but less than all the outstanding Bonds without the consent of the holders of at least 66-2/3% in aggregate principal amount of the Bonds so affected (Sec. 1202). The Authority may fix in advance a record date for the determination of the Bondholders entitled to consent to an amendment or supplement (Sec. 1001). The Trustee shall not be obligated to consent to any amendment or supplement if its rights, obligations or interests would thereby be affected (Sec. 1202).

Defeasance

The  Bonds  shall be deemed paid and no longer outstanding  under the Trust Agreements and the lien of the Trust Agreements shall be discharged upon the irrevocable deposit with the Trustee, in trust, of moneys, or Government Obligations (as defined in the Trust Agreements), designated by the Company to be used for the purpose of defeasing the Bonds, the principal of and the interest on which Government Obligations when due (without any reinvestment thereof) will be sufficient to pay when due the principal of and interest due and to become due on the Bonds.

If  the  Bonds are not to be redeemed or do not mature within  60 days after such deposit, the Trustee shall mail notice to the Bondholders that such deposit has been made (Sec. 1301).

                           TAX MATTERS

Under provisions of the Acts of Congress in force on the respective dates of issuance of the Bonds, the Bonds and the interest thereon are, in the opinion of Brown & Wood LLP, exempt from Federal, State, Commonwealth and local taxation.

In the opinion of Brown & Wood LLP, Bond Counsel, the purchase and remarketing of the Bonds as described in the Registration Statement will not constitute a new issue of the Authority and will not cause the interest on the Bonds to become includable in gross income for Federal income tax purposes or to become treated as a specific preference item for purposes of the Federal individual or corporate alternative minimum tax, nor has any other statutory or regulatory event intervening between the original issuance of the Bonds in 1983 and the purchase and remarketing of the Bonds as contemplated herein caused the interest on the Bonds to become includable in gross income for Federal income tax purposes or to become treated as a specific preference item for purposes of the Federal individual or corporate alternative minimum tax; provided, however, that such interest will be included in the computation of the Federal alternative minimum tax imposed on corporations. Ownership of tax-exempt obligations such as the Bonds may result in collateral Federal income tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, certain foreign corporations doing business in the United States, certain S corporations with excess passive income, individual recipients of Social Security or Railroad Retirement Benefits, taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry tax-exempt obligations and taxpayers who may be deemed eligible for the earned income tax credit. Prospective purchasers of the Bonds should consult their tax advisors as to the applicability and impact of any such collateral consequences. A purchaser of the Bonds must amortize any bond premium for purposes of adjusting such purchaser's basis in the Bonds. The bond premium is an amount equal to the excess of the amount paid for the Bonds over the amount payable on maturity of the Bonds (or the amount payable on an earlier call date if it results in a smaller bond premium attributable to the period to the earlier call date). No deduction, however, is allowed for such amortization of bond premium. Further, upon a subsequent sale or redemption of the Bonds for an amount in excess of the purchase price of the Bonds, a purchaser of the Bonds at a discount from their par value may have taxable ordinary income to the extent the excess proceeds received do not exceed the accrued market discount and taxable capital gain to the extent of any additional excess proceeds. Brown & Wood LLP is of the opinion that under existing statutes, regulations, rulings, and judicial decisions, all Federal income tax consequences material to a purchaser of the Bonds are addressed in its opinions included in the Registration Statement of which this Official Statement and Prospectus is a part and in this Official Statement and Prospectus under the heading "Tax Matters."

                        LEGAL INVESTMENT

The Bonds are eligible for deposit by banks in the Commonwealth to secure public funds and are approved investments for insurance companies to qualify them to do business in the Commonwealth as required by law.

                       PLAN OF REMARKETING

Upon the terms and subject to the conditions of the applicable Bond Purchase and Remarketing Agreement (the "Bond Purchase and Remarketing Agreement") between the Company and an underwriter or underwriters to be designated (collectively, the "Underwriter"), the Underwriter will agree to purchase and sell one or both of the series of Remarketed Bonds offered hereby.

The Bond Purchase and Remarketing Agreement will provide that the obligations of the Underwriter are subject to the approval of certain legal matters by counsel and the satisfaction of various other conditions. The Bond Purchase and Remarketing Agreement will also provide that the Underwriter is committed to purchase all of a series of the Remarketed Bonds if any Remarketed Bonds of a series are purchased by the Underwriter.

The Underwriter will offer the Remarketed Bonds directly to the public at the public offering price set forth on the cover page of the applicable Supplement to this Official Statement and Prospectus. After the initial public offering, the offering price and other terms may be changed.

The Underwriter may make a market for the Bonds. The Underwriter will not be obligated to do so and, if commenced, such market making may be discontinued at any time.

The Company will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities
Act.

                          LEGAL MATTERS

Certain legal matters related to the sale of the Remarketed Bonds will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, San Francisco, California and for the Underwriter by counsel to be designated. Certain legal matters incident to the tax-exempt status of the Remarketed Bonds will be passed upon by Brown & Wood LLP, New York, New York, Bond Counsel.

                             EXPERTS

The consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                      INTEL [Logo]

                                      ____________

                                           $
                                      ____________

                            Puerto Rico Industrial, Tourist,
                                Educational, Medical and
                            Environmental Control Facilities
                          Financing Authority Adjustable Rate
                               Industrial Revenue Bonds,
                                     1983 Series B
                              (Intel Corporation Project)
                                      ____________
                                      ____________
                                      PRELIMINARY
                                     SUPPLEMENT TO
                                   OFFICIAL STATEMENT
                                          AND
                                       PROSPECTUS
                                      ____________


                         NATIONSBANC MONTGOMERY SECURITIES LLC


                                     November, 1998